                                                                     EXHIBIT 3.3



                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                              IWC HOLDINGS, INC.
                                  * * * * * *

     IWC Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:    That the Board of Directors of IWC Holdings, Inc., by written consent of its members dated July 31, 1997, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment is as follows to replace Article One of the Certificate of Incorporation in its entirety:

                                  "ARTICLE I
                                     NAME

     "The name of the Corporation shall be BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC."

     SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given written consent on July 31, 1997, signed by a majority of the stockholders, to said amendment in accordance with the provision of
Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon its filing date.

     IN WITNESS WHEREOF, said IWC Holdings, Inc. has caused this certificate to be signed by Larry Ramming, its Chief Executive Officer, this 31st day of July, 1997.
                                            IWC HOLDINGS, INC.


                                                /s/ LARRY RAMMING
                                            By:_________________________________
                                               Larry Ramming,
                                               Chief Executive Officer

     Subscribed and sworn to before me this 31st day of July, 1997.


                                             A. JAN COLDER
                                            ____________________________________
                                            Notary Public in and for
                                            Harris County, State of Texas

                                       2